    As filed with the Securities and Exchange Commission on November 8, 2001
                                                          REGISTRATION NO. 333 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933

                              MYRIAD GENETICS, INC.
             (Exact name of Registrant as specified in its charter)

                   Delaware                                   87-0494517
         (State or other jurisdiction                      (I.R.S. Employer
       of incorporation or organization)                  Identification No.)

                                 320 Wakara Way
                           Salt Lake City, Utah 84108
                                 (801) 584-3600
                    (Address of Principal Executive Offices)

                              MYRIAD GENETICS INC.
                     1992 EMPLOYEE, DIRECTOR AND CONSULTANT
         STOCK OPTION PLAN (AS AMENDED AND RESTATED SEPTEMBER 20, 2001)
                            (Full title of the plan)

                                PETER D. MELDRUM
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              MYRIAD GENETICS, INC.
                                 320 Wakara Way
                           Salt Lake City, Utah 84108
                                 (801) 584-3600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                    Proposed            Proposed
                                                     maximum             maximum
          Title of               Amount to be     offering price         aggregate             Amount of
 securities to be registered   registered/(1)/    per share/(2)/    offering price/(2)/    registration fee

-----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      2,000,000           $45.66            $91,320,000             $22,830

===========================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock") of Myriad Genetics, Inc. (the "Company"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which may hereafter be granted under the Myriad Genetics, Inc. 1992 Employee, Director and Consultant Stock Option Plan (as amended and restated September 20, 2001) (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act. The registration fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") as of a date (November 5,
     2001) within five business days prior to filing this Registration
     Statement.

================================================================================

                                EXPLANATORY NOTE
                                ----------------

     In accordance with General Instruction E of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan. This Registration Statement on Form S-8 hereby registers 2,000,000 additional shares of Common Stock for issuance under the Plan. Registration Statements on Form S-8 (File No. 333-04700, 333-23255, 333-40961 and 333-93363), registering an aggregate of
6,000,000 shares of Common Stock under the Plan were filed with the Commission on May 3, 1996, March 13, 1997, November 25, 1997 and December 22, 1999,
respectively.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
---------------------------------------------------------

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

     (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-26642) filed on August 17, 1995 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     (c) The description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A (File No. 0-26642) filed on July 18, 2001 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     (d)  The Company's Current Report on Form 8-K filed July 18, 2001.

     (e)  The Company's Definitive Proxy Statement filed on October 11, 2001.


     All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.   Description of Securities.
-----------------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------------------------------------------------

          The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 2,000 shares of Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers.
---------------------------------------------------

          Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         The Restated Certificate of Incorporation, as amended, and Restated By-Laws of the Company provide for indemnification of the Company's directors and officers to the fullest extent permitted by law. The Restated Certificate of Incorporation, as amended, and the Restated By-Laws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the Company's Restated Certificate of Incorporation, as amended, its Restated By-laws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

         As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation, as amended, provided that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

         Not applicable.

Item 8.  Exhibits.
-----------------

         (4.1) Form of Common Stock Certificate (filed as Exhibit 4.2 to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

         (4.2) Restated Certificate of Incorporation (filed as Exhibit 3.1(a) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

         (4.3) Certificate of Amendment of Restated Certificate of Incorporation (filed as Exhibit 3.1(b) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

         (4.4) Certificate of Designations (filed as Exhibit 3.1(c) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

         (4.5) Restated By-Laws (filed as Exhibit 3.4 to the Company's Registration Statement on Form S-1, as amended, File No. 33-95970, and incorporated herein by reference).

         (4.6) Rights Agreement, dated as of July 17, 2001, between the Company and Mellon Investor Services LLC (filed as Exhibit 4.1 to the Company's Form 8-K filed on July 18, 2001, and incorporated herein by reference).

         (5.1) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

         (23.2)   Consent of KPMG LLP.

         (24.1) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) Myriad Genetics. Inc. 1992 Employee, Director and Consultant Stock Option Plan (as amended and restated September 20,
                  2001).

Item 9.  Undertakings.
---------------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)   To include any prospectus required by Section 10(a)
                  (3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                  42(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and and the information required to be included in a post-effective by those paragraphs is contained in periodic reports filed by the amendment Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on November 8, 2001.

                                        MYRIAD GENETICS, INC.



                                        By:/s/ Peter D. Meldrum
                                           -------------------------------------
                                           Peter D. Meldrum
                                           President and Chief Executive Officer

     Each person whose signature appears below constitutes and appoints Peter D. Meldrum and Jay M. Moyes, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Myriad Genetics, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                              Date
         ---------                                   -----                              ----
/s/ Hugh A. D'Andrade                       Chairman of the Board                       November 8, 2001
-------------------------------
Hugh A. D'Andrade


/s/ Walter Gilbert                          Vice Chairman of the Board                  November 8, 2001
-------------------------------
Walter Gilbert, Ph.D.


/s/ Peter D. Meldrum                        President, Chief Executive                  November 8, 2001
-------------------------------             Officer and Director
Peter D. Meldrum                            (principal executive officer)


Mark H. Skolnick                            Chief Scientific Officer                    November 8, 2001
-------------------------------             Director
Mark H. Skolnick, Ph.D.


/s/ Jay M. Moyes                            Vice President of Finance                   November 8, 2001
-------------------------------             (principal financial
Jay M. Moyes                                and accounting officer)

/s/ Arthur H. Hayes, Jr.                    Director                    November 8, 2001
-------------------------------
Arthur H. Hayes, Jr., M.D.


/s/ Dale A. Stringfellow                    Director                    November 8, 2001
-------------------------------
Dale A. Stringfellow, Ph.D.


/s/ Linda S. Wilson                         Director                    November 8, 2001
-------------------------------
Linda S. Wilson, Ph.D.

                              MYRIAD GENETICS, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT


 Exhibit
 Number                                      Description
 ------                                      -----------

  (4.1) Form of Common Stock Certificate (filed as Exhibit 4.2 to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

  (4.2) Restated Certificate of Incorporation (filed as Exhibit 3.1(a) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

  (4.3) Certificate of Amendment of Restated Certificate of Incorporation (filed as Exhibit 3.1(b) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

  (4.4) Certificate of Designations (filed as Exhibit 3.1(c) to the Company's Form 10-K for the fiscal year ended June 30, 2001 filed September 28, 2001, and incorporated herein by reference).

  (4.5) Restated By-Laws (filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, File No. 33-95970, and incorporated herein by reference).

  (4.6) Rights Agreement, dated as of July 17, 2001, between the Company and Mellon Investor Services LLC (filed as Exhibit 4.1 to the Company's Form 8-K filed on July 18, 2001, and incorporated herein by reference).

  (5.1)         Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                as to the legality of the shares being registered.

 (23.1)         Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                (included in opinion of counsel filed as Exhibit 5.1).

 (23.2)         Consent of KPMG LLP.

 (24.1) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

 (99.1) Myriad Genetics. Inc. 1992 Employee, Director and Consultant Stock Option Plan (as amended and restated September 20, 2001).